                                                                   Exhibit 10.36
                                                                   -------------

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is made as of May 15, 1997 ("Effective Date") by and between Motorola, Inc., by and through the Pan American Cellular Subscriber Group of its Cellular Subscriber Sector ("Motorola"), having its principal office at 600 North U.S. Highway 45, Libertyville, IL 60048-5343; and Voice Systems Technology, Inc., d/b/a Boston Communications Group, a corporation having its principal office at 621 East Fourth Street, Tulsa, OK 74120-3017 ("BCG").

WHEREAS, BCG supplies prepaid calling card telecommunications systems and services; and

WHEREAS, Motorola desires to distribute such systems and services of BCG in the Territory (as defined below);

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which both parties acknowledged, the parties agree as follows:

1.  DEFINITIONS

Accepted and Acceptance mean written confirmation in the form of Exhibit C, signed by BCG and the applicable Service Administrator, or if Motorola so elects, then Motorola on behalf of such Service Administrator, that the Vision Platform at a Site is complete and functioning in accordance with the warranties provided hereunder.

Hardware means the BCG hardware products set forth on Exhibit A, including replacement components provided by BCG, as Exhibit A may be amended from time to time by mutual written agreement of the parties hereto.

Initial Platform means the Vision Platform configuration for 240 Ports, as shown in Exhibit A- 1.

Modification means a revision, new function or minor change to the Vision Platform intended to correct errors or non-conformance with the warranties below, and provided as a change in the then-current release of the Vision Platform.

Port means one voice circuit connected between the Vision Platform and the cellular switch and/or PSTN; one circuit within a DS1 or E-1 digital circuit where, in the DS1, the port represents a DS0 or one of twenty-four circuits, and in an E-1 the port represents one of thirty circuits or an E0.

Prepaid Card Program means the "Motorola Prepaid" prepaid cellular telephone card program to be offered by Motorola.

Service Administrator means the cellular telephone service provider or cellular telephone service administrator to which Motorola supplies a Vision Platform at a Site; Motorola may elect to be the Service Administrator for one or more Sites.

Site means the geographic location where a Service Administrator's Vision Platform is installed.

Software means the software (including firmware) described on Exhibit A and all Modifications and future releases thereof, as Exhibit A may be amended from time to time by mutual written agreement of the parties hereto.

Source Code means the original, fully commented form of the Software, on any media, in the language as delivered by BCG to Motorola, or any translation or modification of such Software which substantially preserves its original identity, together with all necessary proprietary information and technical documentation which will enable reasonably skilled software engineer to maintain or enhance the Software without the aid of BCG or any other person or reference to any other materials; maintenance tools (test programs and program specifications) and proprietary or third party systems utilities (compiler and assembler descriptions), and a description of the Software's system/program generation; and, descriptions and locations of hardware and software, if any, not owned by BCG but required for use and/or support of the Software.

Specifications means the specifications for the Vision Platform as set forth in Exhibit A.

Term means the period beginning on the Effective Date and ending upon the expiration or termination of this Agreement as provided in Section 3 below.

Territory means the countries of Central America and South America, and Puerto Rico.

Vision Platform means BCG Vision hardware and software listed in Exhibit A, as Exhibit A may be amended from time to time by mutual written agreement of the parties hereto.

2.  PRODUCTS, PRICES, SHIPMENT

2.1  Territory.  BCG will offer the Vision Platform to Motorola for resale by
     ---------
Motorola to potential Service Administrators in the Territory, such right to include transfer of a license to the Software under the terms provided herein.

2.2  Orders and Shipment.  Vision Platform components will be ordered by
     -------------------
Motorola and shipped to its designated Site as provided in Exhibit B.

2.3  Pricing.
     -------

(a) The prices set forth in Exhibits A and E for the Vision Platform components, and Exhibit E for Support Services, will not be increased during the Term of this Agreement. In the event of a price reduction, the prices in Exhibits A, E or F (as applicable) will be deemed amended to reflect the reduced price.

(b) If BCG offers the Vision Platform to any other party distributing such Vision Platform in the Territory, and offers to such other party at a price lower than that offered to Motorola under this Agreement, then Motorola may elect by written notice to BCG to incorporate such lower pricing into this Agreement, provided that such lower pricing will be offered to Motorola only under substantially the same terms and conditions (excluding unit volume and dollar volume) as were offered to the other party.

3.  TERM

This Agreement will be effective beginning on the date first written above, will remain in effect for two years thereafter, unless terminated earlier as permitted below, and will be automatically renewed for an additional one year term unless either party gives the other written notice of termination received not less than 120 days prior to the expiration of the initial one-year period (collectively, the "Term").

4.  DEPLOYMENT AND ACCEPTANCE

4.1  Deployment Process.  For each Site, BCG will prepare a written deployment
     ------------------
plan and acceptance checklist in cooperation with Motorola and the Service Administrator, in the form Exhibit C. BCG will include with the plan a purchase price for the Initial Platform for the Service Administrator. which price will not exceed the rate shown under "Specifications of Vision Platform" in Exhibit A.

4.2  Acceptance.  After installation of the Vision Platform at a Site, the
     ----------
Service Administrator (with assistance from Motorola as Motorola deems necessary) and BCG will perform acceptance testing to ensure that the Vision Platform is properly installed at the Site and is performing substantially in accordance with the warranties provided herein, such testing to follow the provisions of Exhibit C. Acceptance of the Vision Platform at a Site will not relieve BCG of any ongoing obligation to correct warranted defects in the Vision Platform existing prior to the time of acceptance. If Motorola or the Service Administrator determine that the Vision Platform is not functioning in accordance with the warranties herein, it must promptly give written notice to BCG stating the nature of such defect. BCG will use its best efforts to correct such defects as soon as commercially practicable after receiving notice of such defects.

4.3  Later Additions to Vision Platform.  The provisions of this Section 4 will
     ----------------------------------
also apply to the installation of new or replacement Hardware and/or Software on a pre-existing Vision Platform, except that: (i) BCG and Motorola and/or its relevant Service Administrator will first test the newly-installed Hardware and Software and subsequently test the Vision Platform after integration of the newly-installed items; (ii) Motorola may reject such newly-installed Hardware and Software in the manner described in Section 4.2 above, except that BCG will have fifteen (I 5) days to correct any defects revealed in acceptance testing of such Hardware and Software; and (iv) if BCG fails to correct such defects within the 15 day period, then Motorola may terminate its obligations with respect to such additional Hardware and Software within thirty (30) days following expiration of such fifteen (15) day period, and BCG will refund to Motorola all fees paid for such newly installed Hardware and Software.

5.  EXPANSION AND REDEPLOYMENT

5.1  Expansion.  BCG will provide to Motorola a license to use a single copy of
     ---------
BCG's Vision Traffic Calculator modeling software program used to project subscriber capacity of a Vision Platform configuration at a Site. Additionally, BCG will advise Motorola and the applicable Service Administrator from time to time when BCG believes that end user use of the Vision Platform indicates that additional Ports be added to the Vision Platform at such Site.

5.2  Redeployment.  Motorola may elect to redeploy the Vision Platform at a Site
     ------------
to another location in the Territory upon written notice to BCG. For such redeployment, Motorola will pay to BCG: (i) a fixed redeployment fee; (ii) $ per day per person for BCG personnel assigned to move and install such Vision Platform, plus their reasonable room, board and travel expenses; and (iii) the cost of shipping the Vision Platform to the new location. If the redeployment occurs within 12 months after its acceptance by Motorola at its first location, then Motorola will have until 12 months following the date that the Vision Platform was accepted at its new location to elect whether to pay the Fixed Fee Purchase Balance or the Variable Purchase Balance, as described in Section 6.2 below

6. PAYMENTS

6.1  Deposit, Installments and Initial Royalties.  For each Service
     -------------------------------------------
Administrator deploying the Vision Platform in its service area, Motorola will pay BCG the Deployment Fee and Deposit payments shown in Exhibit D, due and payable upon delivery of the order. Subsequently, Motorola will pay three Installment Payments shown in Exhibit D due, one due upon delivery in country of the Platform, the second due 120 days thereafter, and the third due another 120 days later. After the Initial Platform has successfully passed Acceptance Testing for the Site, the Service Administrator will pay the Initial Royalty shown on Exhibit D. Royalty payments will be paid to BCG's designated account in the United States, provided that if payment direct to a United States account is not reasonably possible due to laws or regulations of the Service Administrator's country, then BCG and Motorola will mutually agree on another method of payment.

6.2  Purchase Balance.  Motorola may elect to pay the balance due for purchase
     ----------------
of the Vision Platform at a Site by paying either a Fixed Fee Purchase Balance or a Variable Purchase Balance, each as shown in Exhibit D, in either case due to BCG not later than 12 months after the date that the Vision Platform at the Site successfully completed Acceptance Testing, or event of redeployment then at such later date as provided in Section 5.2 above. If Motorola elects to pay the Fixed Fee Purchase Balance, then the royalty due thereafter will remain at the Initial Royalty rate. If Motorola elects to pay the Variable Purchase Balance, then the royalty rate will increase to the Option Royalty rate shown in Exhibit D.

6.3  Expansion Payment.  If Motorola elects to expand capacity of the Vision
     -----------------
Platform at a Site, Motorola will pay to BCG the Expansion Fee shown in Exhibit D, due upon delivery of the order.

6.4  Royalty Payment Guarantee.  If any Service Administrator fails to pay any
     -------------------------
Royalty within 10 days after the due date for such payment, and BCG is not then in breach under this Agreement, BCG may require Motorola to pay such royalty amount then due by giving written notice to Motorola.

6.5  Taxes.  Motorola will pay all applicable fees, custom duties, assessments
     -----
or taxes (collectively, "Taxes") which may be assessed or levied by the government of any applicable jurisdiction and any departments and subdivision thereof, on the payments due to BCG hereunder and the products supplied by BCG hereunder, excluding any Taxes measured by BCG's net income or Taxes based on BCG's gross receipts or based on BCG's franchise, and excluding any Taxes for which Motorola provides a valid certificate or other documentation to establish exemption from such Taxes.

7.  SUPPORT SERVICES

7.1  Technical Support from BCG.  For each Site, BCG will provide the technical
     --------------------------
support services described in Exhibit E. In event of termination of this Agreement by BCG for any reason, BCG agrees that it will continue to offer such services direct to the then-current Service Administrators on terms no less favorable than those offered hereunder for not less than three months following the date of termination.

7.2  Marketing Support from Motorola.  Motorola will support advertising and
     -------------------------------
marketing to promote the Prepaid Card Program using the Vision Platform in the amount shown in Exhibit A-1, such amounts to be applied as Motorola and/or the Service Administrator may elect from time to time.

8.  WARRANTIES

8.1  Product Warranties.  BCG warrants the Vision Platform at each Site as
     ------------------
described in Exhibit F, provided that: (i) BCG will be responsible for return of Vision Platform components to BCG headquarters if necessary, with shipping costs paid by Motorola; and (ii) the Limited Software Warranty shall not supersede any obligation by BCG to maintain and upgrade the Software as provided hereunder; and (iii) the Limitation of Liability provided in such Exhibit F shall apply only to claims under such warranty.

8.2  Compliance with Laws.  The Vision Platform is and will be produced and
     --------------------
delivered in accordance with all applicable laws, rules and regulations, including but not limited to those laws, rules and regulations governing product safety. BCG agrees that it will take all actions required by law in order to ensure that all employees are authorized to work in the United States of America in accordance with the Immigration Reform and Control Act of 1986, as amended. Executive Order #1 1246, as amended relative to Equal Employment Opportunity and all other applicable laws, rules and regulations including Title VII of the Civil Rights Act of 1964, are incorporated herein. In addition all laws, rules and regulations applicable to the hiring of disabled veterans of the Vietnam Era and to the hiring of individuals with physical or mental handicaps are incorporated herein by this specific reference.

8.3  Warranty Beneficiaries.  The foregoing warranties will run to Motorola and
     ----------------------
each of its Service Administrators.

9. FURTHER DEVELOPMENT

BCG will use commercially reasonable efforts to modify the Vision Platform to optimize it for operation on cellular telephone switches manufactured by the Cellular Infrastructure Group of Motorola, Inc. Motorola will assist BCG by obtaining for BCG a package of specifications to assist BCG in its modification efforts, and will cause the Cellular Infrastructure Group personnel to provide reasonably requested assistance for such efforts.

10.  TERMINATION

10.1 Right to Terminate.  either party may terminate this Agreement upon
     ------------------
     written notice of the other if:

      (i) the other party breaches a material obligation under this Agreement and such breach continues uncured for a period of thirty (30) days after the breaching party receives written notice of such breach;

      (ii) The direct or indirect ownership or control of the other party that exists on the date of this Agreement changes in any material manner that adversely affects the rights of the terminating party, including the acquisition of ownership or control of the other party by a competitor of the terminating party, in which event the parties shall cooperate with each other to conduct an orderly termination of the Agreement.

      (iii) The other party ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

10.2 Rights and Obligations at Termination by Either Party.  Upon expiration or
     -----------------------------------------------------
termination of this Agreement for any reason:

     (i) Each party will promptly cease using and destroy or return to the other party all items that contain any Confidential Information (as defined herein) of the other party, excluding Vision Platform components in the possession of Motorola and/or the Service Administrators, and except that Motorola may retain one copy of Confidential Information for the sole and express purpose of supporting then-existing Service Administrators.

     (ii) Motorola may sell any of its then existing inventory of Hardware originally purchased from
     BCG.

     (iii) Service Administrators shall continue to have the right to use the Software in object code form associated with the Vision Platform sold hereunder, in accordance with the license granted by BCG shown in Exhibit F.

     (iv) BCG shall invoice Motorola for any outstanding sums which may be owing from any order hereunder, unless Motorola terminates for material breach as set forth herein in which event Motorola shall have the right to offset any damages against any sums owing to BCG.

     (v) In the event of a termination that results in BCG discontinuing, in whole or in part, the support services on the terms described in Exhibit E, BCG shall cause Motorola to receive the Source Code in accordance with the terms of Sections 14.2 and 14.3 below.

     (vi) Upon termination at the end of the Term, including any renewal thereof, or upon termination for any reason other than BCG's total cessation of business, BCG shall be obligated to provide or cause to be provided support services as set forth in Exhibit E attached hereto, for a period of three months after the date of termination at rates in effect for such services at the time of termination.

11. INDEMNIFICATION

BCG represents and warrants that it has the right and authority to grant the Software license granted hereunder, and that the exercise of such license by Motorola and the Service Administrators and use of the Vision Platform as described herein will not infringe any third party rights. BCG will defend all actions, claims and suits against Motorola and any Service Administrator alleging that any portion of the Vision Platform furnished hereunder infringes any United States patent or copyright, and will pay all damages and costs which by final judgment may be assessed against Motorola and such Service Administrator(s) on account of such infringement, provided that BCG: (i) shall have had immediate written notice of any claim of such infringement or suit and full opportunity and authority to assume sole defense of and to settle such suit; and (ii) shall be furnished, upon BCG's request, all information and assistance available to Motorola and the applicable Service Administrator(s) relating to such defense. If the use of the Vision Platform in any such suit is held to constitute infringement and the use of said Vision Platform is enjoined, BCG will either procure for Motorola and the Service Administrators the right to continue using the Vision Platform, or replace it with a non-infringing product or modify it so that it becomes non-infringing, in each case without materially impairing the performance of the Vision Platform as originally provided.

12.  LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM USE OR INABILITY TO USE THE VISION PLATFORM OR OTHERWISE ARISING UNDER OR RELATING TO THIS AGREEMENT, EVEN EF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ADDITIONALLY, BCG SHALL HAVE NO LIABILITY FOR THE LOSS OF ANY INFORMATION CONTAINED IN THE VISION PLATFORM AT ANY TIME.

13.  NONDISCLOSURE

Each party will maintain the confidentiality of information disclosed to it here under by the other party under the terms of the Non Disclosure Agreement executed between the parties as of October 24, 1996 (the "NDA"). The NDA is incorporated herein by reference, and the parties agree that it will remain in effect until the later to occur of the date of expiration or termination of this Agreement or the expiration date stated in the NDA. Expiration or termination of this Agreement will not affect those provisions of the NDA that, by the terms of the NDA, are intended to survive the NDA's expiration or termination.

14.  LICENSE OF VISION PLATFORM; TITLE TO SOFTWARE

14.1  License Grant.  BCG grants Motorola (i) the right to use the Software in
      -------------
accordance with the license terms of Exhibit F; and (ii) the right to transfer to Service Administrators a license granted by BCG to use the Software in association with the Vision Platform, all in accordance with the terms of Exhibit F. In event of termination or expiration of this Agreement for any reason, the Software licenses granted hereunder shall remain in effect for each licensee for so long as such licensee continues to pay the applicable Initial Royalty or Option Royalty.

14.2  Source Code License.  In event of exercise of the Source Code escrow
      -------------------
described in Section 14.3 below, BCG grants Motorola a perpetual, non-exclusive, non-transferable, royalty-free license to use, reproduce, have reproduced, edit, merge, translate, enhance, or otherwise modify the Source Code of the Software, including the right to copy, modify, reproduce and distribute copies, all in accordance with the terms of Section 14.4(a) below.

14.3  Source Code Escrow.  BCG will make Motorola a party to the Source Code
      ------------------
escrow in place with the Bank of Oklahoma, N.A. on the terms of Exhibit G. BCG expressly agrees to promptly comply with the foregoing obligations of this
Section 14.4 and agrees that Motorola will be entitled to an injunction for specific performance of such obligation in the event BCG's representative, including any trustee in bankruptcy, refuses to comply with the foregoing obligations. In the event of bankruptcy, the parties acknowledge that Motorola and the Service Administrators will be entitled to the full protection provided to licensees of intellectual property rights specified in 11 U.S.C. (S) 65.

14.4  Ownership of Intellectual Property.
      ----------------------------------

(a) All patents, copyrights, mask works, circuit layout rights, design rights, trade secrets and other proprietary rights in the Vision Platform and BCG's Confidential Information are and will remain the exclusive property of BCG or its licensor. All patents, copyrights, mask works, circuit layout rights, design rights, trade secrets and other proprietary rights in Motorola's Confidential Information are and will remain the exclusive property of Motorola or its licensors. BCG will not integrate or merge any Motorola Confidential Information into the Vision Platform, in whole or in part, unless expressly directed in writing by Motorola. Any intellectual property rights resulting from an addition or change to either the Software or the Source Code if made exclusively by Motorola will be the exclusive property of Motorola, after receipt of the Software and Source Code under terms of the Source Code Escrow Agreement.

(b) Except as otherwise provided in this Section 14, the parties agree that any and all inventions, improvements, discoveries or know-how, whether patentable or not (hereinafter called "Inventions"), conceived or reduced to practice in the performance of work under this Agreement by employees of one party shall be the property of that party.

(c) Except as otherwise provided in Section 14, title to Inventions conceived or reduced to practice jointly by employees of each party hereto in the performance of work under the Agreement, and any and all patents issuing thereon, shall be joint and each party shall have the right to license third parties thereunder without an accounting to the other party. With respect to any joint Inventions, all expenses incurred in obtaining and maintaining patents thereon shall be shared equally by the parties, provided however, that where one party elects not to file a patent application thereon in any particular country or not to share equally the expenses thereof, the other party shall have the right to file such an application at its own expense and shall have full control of the prosecution and maintenance thereof, even though title to any patent issuing shall be joint as previously stated.

(d) Neither party shall be liable for any payments to employees of the other party who conceive or reduce to practice inventions.

(e) Except as otherwise provided in this Section 14, no license by either party to the other party or its subsidiaries under any patents now owned or hereafter obtained is granted or implied either by this Agreement or by the furnishing of any information to that party.

15.  TRADEMARKS, TRADE NAMES AND SERVICE MARKS

15.1 In conjunction with the distribution and sale of the Vision Platform, BCG warrants that it is authorized to license Motorola to use, and grants Motorola the right to use all trademarks, trade names, logos, service marks, quality designations and any other proprietary words and symbols of BCG (collectively, "BCG Trademarks") associated with the Vision Platform in proposal and promotional activities. Motorola will comply with all reasonable rules and regulations furnished to Motorola by BCG with respect to the use of each such BCG Trademark. Except as otherwise provided herein, Motorola will not use any trademarks, trade names, logos, service marks, quality designations and any other proprietary words and symbols of BCG without BCG's prior written consent.

15.2 BCG will not use any Trademarks of Motorola, or any word or symbol likely to be confused with any Motorola Trademark, either alone or in any combination with another word or words, without prior written consent of Motorola.

16.  ASSIGNMENT

Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, provided that: (i) Motorola may distribute the Vision Platform through one or more subsidiaries (defined as an entity in which Motorola, Inc. owns, directly or indirectly, more than 50% of the voting interest of such entity) and that Motorola remains liable to BCG for such subsidiaries' compliance with the terms of this Agreement; and (ii) Motorola may sell, assign or otherwise transfer its Prepaid Card Program business, in which event BCG shall continue to provide the support services, warranties, escrow and other goods and services provided hereunder to Motorola, all on the same terms and conditions as provided in this Agreement.

17.  NOTICES

Any notices required hereunder will be given in writing (whether by overnight courier or via fax), and will be deemed to have been given on the earlier of the date that the party actually receives the notice or the next business day after such notice was sent or transmitted. Notices to each party will be sent to the addresses above, in the case of Motorola to the attention of Vice President and General Manager, Latin America Division, fax no. 847-523-8829; and in the case of BCG to Vice-President and General Manager, Systems Division, fax no. 918-582-8782. Either party may change its address for receiving notice by giving notice as described above.

18.GENERAL

18.1  Applicable Law.  This Agreement will be governed by and interpreted in
      --------------
accordance with the laws of the Commonwealth of Massachusetts, without regard to choice of law principles of the Commonwealth.

18.2  Dispute Resolution.  The parties agree that any claims or disputes
      ------------------
hereunder will be submitted to non-binding mediation prior to initiation of any formal legal process provided, however, that this provision will not preclude either party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under mediation are unsuccessful; or (ii) the claim or dispute relates to intellectual property rights; or (iii) interim relief from a court is necessary to prevent serious and irreparable injury to the party or to third parties.

18.2  Interpretation.  This Agreement, together with any exhibits or attachments
      --------------
hereto, and any subsequent amendments hereto, and nondisclosure agreements entered into between the parties, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations and representations by or between them, whether oral or written, including but not limited to the Memorandum of Understanding between the parties dated as of March 20, 1997, and all prior or contemporaneous agreements, whether oral or written. This Agreement may be amended from time to time by written agreement signed by both parties. The headings used in this Agreement are for the convenience of the parties and are not deemed to be part of this Agreement.

18.3  Severability.  If any portion of this Agreement is found to be invalid or
      ------------
unenforceable, the parties agree that the remaining portions will remain in effect. The parties further agree that in the event such invalid or unenforceable portions is an essential part of this Agreement, they will promptly commence negotiations for its replacement.

18.4  Waiver.  No delay or omission to exercise any right or remedy accruing to
      ------
either party hereunder upon any breach or breaches by the other party will impair any right or remedy on subsequent breach of default by such other party.

18.5  Scope. Nothing contained herein will be construed to constitute the
      -----
parties hereto as partners, joint venturers or as agents of each other, but the relationship will be one of independent contractors with BCG providing the goods and services described hereunder to Motorola for the consideration set forth in this Agreement and any attachments hereto.

18.6  Benefit.  This Agreement is solely for the benefit of the parties hereto,
      -------
their successors and permitted assigns. No third person will acquire any rights or claims by reason of or under this Agreement, except as both parties hereto will agree in writing, or in cases where substantially all of the assets of a party hereto are purchased by a third party.

18.7  Force Majeure.  Neither party will be held liable for any delay or failure
      -------------
to perform due to any cause beyond its reasonable control except the obligation to pay money when due. The delivery schedule will be considered extended by a period of time equal to the time lost because of any excusable delay.

18.8  Survival of Terms.  The terms, provisions, representations and warranties
      -----------------
contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties will so survive the completion of performances and termination of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates under their signatures below.

MOTOROLA, INC.,                            VOICE SYSTEMS TECHNOLOGY, INC.
by and through its Pan American Cellular   d/b/a Boston Communications Group
Subscriber Group of its Cellular
Subscriber Sector

By:                                        By:
    -------------------------------            -------------------------------
Name:  Frank Wapole                        Name:  Fritz von Mering
Title: Corporate Vice President &          Title:  Treasurer
       General, Manager, Pan American
       Cellular Subscriber Group


By:
    -------------------------------
Name:  Paulino Barros
Title: Vice President and General Manager
       Latin America Division, Pan American
       Cellular Subscriber Group


List of Exhibits:
-----------------
Exhibit A    Vision Platform and Specifications
Exhibit A-1  Initial Platform
Exhibit B    Order and Shipping Terms
Exhibit C    Acceptance Checklist
Exhibit D    Payments Schedule
Exhibit E    Support Services
Exhibit F    Warranties
Exhibit G    Source Code Escrow

                                                         EXHIBIT A

                       VISION PLATFORM AND SPECIFICATIONS

A. Hardware
   --------

[To come from BCG]

B. Software
   --------

[To come from BCG]

C. Specifications of Vision Platform
   ---------------------------------

Purchase Price........   $

System specifications:

[To come from BCG]

                                  EXHIBIT A-1

                                INITIAL PLATFORM

A. Configuration
   -------------

[To come from BCG]

B. Initial Platform Price
   ----------------------

$

                                   EXHIBIT B

                            ORDER AND SHIPPING TERMS

A.  Lead Time; Cancellation.  The lead time for shipment of orders will not
    -----------------------
exceed 6O days after BCG's receipt of an order hereunder. Motorola may cancel all or a portion of any order placed hereunder. In the event of a cancellation (except for orders canceled by reason of an event of force majeure or due to breach of this Agreement by BCG), BCG may invoice Motorola for a cancellation charge as BCG's sole and exclusive remedy for cancellation of the order. Motorola will pay 10% of the total order purchase price for orders cancelled between 30 and 60 days prior to the requested ship date, and 50% of the total order purchase price for orders cancelled less than 30 days prior to the requested ship date.

B.  Packaging.
    ---------

1. Packing List. Two copies of a complete packing list containing order number, bill of lading, factory order number, BCG's part number, BCG's serial numbers, quantity and date shipped, and BCG's invoice number will be attached to each shipment.

2. Markings. BCG will mark all packages with necessary shipping information including order number, part number, quantity shipped, addresses of BCG and the applicable Service Administrator or its designee, and other requirements agreed upon between Motorola and BCG.

3. Packaging. All Vision Platform components will be packaged in such a manner to prevent physical damage (including damage from electrostatic discharge), or degradation of, the packaged units during shipment and delivery assuming customary and normal standards of handling. Warning markings will be placed on the exterior packing if special handling procedures are required. BCG will remain liable for any damage which occurs as a result of any mishandling, abuse, or failure to properly prepare and package any Vision Platform component for shipment. Any concealed damage occurring to all or any portion of the Vision Platform prior to shipment (for which a damage claim cannot be collected from the carrier because of the hidden or concealed nature of the damage), will be corrected by BCG at BCG's expense. Motorola will notify BCG in writing of any concealed damage within thirty (30) days of receipt by the Service Administrator. Freight and insurance associated with the shipment of any replacement or repaired Vision Platforms to the Service Administrator or its designee will be the responsibility of BCG.

C.  Delivery.
    ---------

1. Delivery Date. The delivery date will be the date on which BCG transfers the applicable equipment to the carrier designated by Motorola ("Delivery Date"). Title to such equipment shall pass to Motorola upon delivery to the carrier. Motorola will receive 100% on time delivery of Vision Platforms to the Service Administrators. As soon as BCG becomes aware that any delivery is likely to be late, BCG will promptly notify Motorola and the applicable Service Administrator and keep Motorola informed about the circumstances causing the delay. In the event BCG fails to make delivery on time, Motorola will give BCG notice of such delinquency, allowing BCG a reasonable time to cure. In no event will such cure period exceed ten (10) days from the Delivery Date. In the event BCG fails to deliver the ordered Vision Platform during such period, Motorola, at its option, may cancel its order for said Vision Platform, at no cost to Motorola or the Service Administrator.

2. Freight Costs. If BCG ships Vision Platform components by a transportation method other than that specified on the Motorola order, BCG will be liable for the difference, if any, between the cost of freight incurred and cost of freight which would have been incurred had BCG complied with the order's shipping instructions. All items will be shipped in the manner specified herein or as specified in the separate orders issued hereunder. In the event any shipment will not meet the Delivery Date (except as provided herein), routing may be changed to premium transportation at Motorola's request. In that event, BCG will bear the expense of any difference in freight cost for the premium transportation. BCG will, at Motorola's request, drop ship product directly to the Service Administrators.

3. Partial-Shipments. Neither Motorola's acceptance of partial shipments nor provision for delivery of Vision Platforms in installments will relieve BCG of its obligations under this Agreement.

4. Import/Export Assistance. Motorola will use commercially reasonable efforts to secure for BCG assistance from each Service Administrator to obtain export licenses and other governmental authorizations necessary to ship the Vision Platform components to the applicable Site, provided that BCG will remain solely responsible for fulfilling requirements (if any) of such governmental entities regarding design of the Vision Platform.

                                   EXHIBIT C

                              ACCEPTANCE CHECKLIST

                  [Attach form of basic acceptance checklist]

                                   EXHIBIT D

                               PAYMENTS SCHEDULE

For each Vision Platform deployed at a Site, BCG will receive the following payments:

Deployment Fee              $

Deposit                     $

Installments                Three installments, each of $

Initial Royalty             The greater of (i) $ or (ii)

Expansion Fee               $

Fixed Fee Purchase Balance  $

Variable Purchase Balance   $

Option Royalty              The greater of (i) $ (ii) $

                                   EXHIBIT E

                                SUPPORT SERVICES

A.  On Site BCG Personnel.  BCG will assign at least one BCG employee, agent or
    ---------------------
contractor to be located at the Site or, in the case of multiple Sites in a country, at a centrally convenient location as the Service Administrator and BCG may agree. Each such BCG employee, agent or contractor will be trained and qualified to provide all maintenance, upgrade and repair services that may be required for the Vision Platform deployed at such Sites.

B.  Support by BCG.  BCG shall provide support to Motorola and the Service
    --------------
Administrators as follows:

     1. Problems will be classified as one of the following four (4) types:

        . Service Affecting Defect - one which makes substantially unavailable to end users a Vision Platform feature or function that is to be available to end users.

        . Serious Defect - one which impairs, but does not necessarily make unavailable, a Vision Platform feature or function that is to be available to end users.

        . Administrative Defect - one which affects the Service Administrator, but not the overall performance of the Vision Platform regarding service to end users or the Service Administrator's ability to process calls and generate reports.

        . Cosmetic Defect - one which causes an inconvenience to the Service Administrator, but does not affect the overall performance of the Vision Platform.

     2. BCG will provide "Hot Line" telephone support twenty-four (24) hours per day, seven days a week. Such services will be provided for each Service Administrator in the native language of the country in which the applicable Administrator Site is located. BCG will provide and maintain for Motorola and the Service Administrators an up-to-date listing of technical support personnel (and include, at a minimum, for each individual, a "Hot Line" number, a pager number, an alternative or back-up telephone number). In addition, BCG will provide Motorola with a list of telephone numbers of management personnel who can be contacted by Motorola if the "Hot Line" support is unavailable.

     3. At BCG's sole cost and expense, BCG agrees to correct any defects in accordance with the following priority classification: (i) BCG will use its best efforts to correct any Service Affecting Defect within twelve
        (12) hours after receiving notice of such defect; (ii) BCG will use its best efforts to correct any Serious Defect within one day after receiving notice of such defect; (iii) BCG will correct any Administrative Defect as promptly as is commercially reasonable, but in no event later than in the next Software release or Hardware update; and
        (iv) BCG will correct any Cosmetic Defect in the next Software release or Hardware update. BCG's technical support personnel will work continuously (24 hours a day, 7 days a week) until a Service Affecting Defect or Serious Defect is resolved.

C.  Hardware.  During the 24 month warranty period, the services described in
    --------
this Exhibit E with respect to Hardware shall be performed without charge by BCG. After the warranty period, Motorola shall reimburse BCG, in accordance with the pricing terms in Exhibit A.

D.  Software.  During the 12 month warranty period, the services described in
    --------
this Section 2 and Section 14 of the Agreement are included in the Software Licensing Fees; there shall be no additional charge by BCG. BCG will identify all Software updates and futures releases according to standard industry numbering practices.

E.  Support Services Fees.  Initial Royalty or Option Royalty, as shown in
    ---------------------
Exhibit D.

                                   EXHIBIT F

                                  WARRANTIES

           [Attach Limited Hardware Warranty and Software Warranty]

BOSTON
COMMUNICATIONS
GROUP
SYSTEMS DIVISION



VISION Platform

                                  CC 5000-201
                                  January 1997

--------------------------------------------------------------------------------
                                                                        Standard
                                                                    Warranty and
                                                                       Licensing
                                                                       Agreement
--------------------------------------------------------------------------------

Standard Warranty and Licensing Agreement CC 5000-201                   Contents
--------------------------------------------------------------------------------


Contents


          Limited Hardware Warranty                         1

          Software Warranty                                 3

               Overview                                     3

               Limited Software Warranty                    3

               Limitation Of Liability                      4

          Summary                                           5

               Warranty Summary                             5

               BCG, Systems Division Contact Information    5



--------------------------------------------------------------------------------
BCG, Systems Division            January, 1997                                 i

Copyright (C) 1997 Boston Communication Group, Systems Division. All rights reserved. No part of this document may be reproduced in any form or by any means, electronic, mechanical, magnetic, optical, chemical, manual, or other- ,vise, or used to make any derivative work- (such as translation, transformation, or adaptation), nor be transmitted, transcribed, or stored in retrieval systems, without permission of Boston Communication Group, Systems Division.

Boston Communication Group, Systems Division reserves the right to revise this documentation and to make changes in content from time to time without obligation on the part of Boston Communication Group, Systems Division to provide notification of such revision or change.

Boston Communication Group, Systems Division provides this documentation without warranty of any kind, either implied or expressed, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose. Boston Communication Group, Systems Division assumes no liability for any errors or omissions, nor for any damages resulting from the application or use of this information. Boston Communication Group, Systems Division may make improvements or changes in the product(s) and/or the program(s) described in this document at any time.

Boston Communication Group, Systems Division welcomes customer input on corrections and suggestions for improvements to this manual.

VISION(TM) is a trademark of Boston Communication Group, Systems Division. All other trademarks, service marks and registered trademarks are the property of their respective owners.



                  Boston Communication Group, Systems Division
                             621 East Fourth Street
                        Tulsa, Oklahoma, USA 74120-3017
                                 (918) 582-8781

Standard Warranty and Licensing Agreement CC 5000-201  Limited Hardware Warranty
--------------------------------------------------------------------------------






Limited Hardware Warranty

                    ------------------------------------------------------------
                    NOTE: Please read these terms and conditions before using the Vision Platform voice processing system. Use of the system signifies your acceptance of the license agreement.
                    ------------------------------------------------------------

                    BCG, Systems Division warrants that for a period of twenty-four (24) months after installation, the hardware will be free from defects in workmanship or material under normal use and service. The hardware must be plugged into a functioning Uninterruptible Power Supply which provides battery back-up and surge/ spike protection, or the warranty is voided.

                    BCG, Systems Division's obligation under this warranty does not arise until you return the product to BCG, Systems Division headquarters in Tulsa, Oklahoma, or to an authorized BCG, Systems Division distributor. Upon receipt, BCG, Systems Division shall, at its option, repair or replace without charge any defective component part of such products and return the product, shipping prepaid and billed.


--------------------------------------------------------------------------------
BCG, Systems Division            January, 1997                      Overview . 1

Standard Warranty and Licensing Agreement CC 5000-201          Software Warranty
--------------------------------------------------------------------------------





Software Warranty

--------------------------------------------------------------------------------
Overview

               BCG, Systems Division software, including its documentation, is copyrighted by BCG, Systems Division, which owns all rights and title to the product. You are receiving a license to use the software, but not the title to it. Under the copyright laws, the software and its documentation may not be duplicated or copied, in whole or in part, without the written permission of BCG, Systems Division, except for the normal use of the software, or to make backup archival copies. The same proprietary and copyright notices must be affixed to any permitted copies as were affixed to the original. This exception does not allow copies to be made for any other. Under the law, copying includes translating into another language or format.

               BCG, Systems Division will provide you with notice of significant software corrections made in the program for twelve (12) months after the date this license begins, you will also be entitled to obtain advice and service directly from BCG, Systems Division or its authorized distributors for problems or errors you discover in the program in accordance with standard BCG, Systems Division service policies.

--------------------------------------------------------------------------------
Limited Software Warranty

               BCG Systems Division warrants that each BCG, Systems Division software program shall conform to current published documentation applicable to such program. For a period of twelve (12) months from the date of installation of the BCG, Systems Division software, BCG, Systems Division or its authorized distributor will resolve or provide a solution for software faults at no charge to you, providing you have documented the symptoms of the fault. This warranty will not apply to problems which cannot be replicated by BCG, Systems Division.


--------------------------------------------------------------------------------
BCG, Systems Division            January, 1997                      Overview . 3

Standard Warranty and Licensing Agreement CC 5000-201          Software Warranty
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Limitation Of Liability

               BCG, SYSTEMS DIVISION'S WARRANTY OBLIGATIONS SHALL IN NO EVENT INCLUDE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, RESPONSIBILITY FOR DAMAGE RESULTING FROM ACCIDENT, TRANSPORTATION, NEGLECT, MISUSE, MODIFICATION WITHOUT BCG, SYSTEMS DIVISION'S PRIOR CONSENT, UNAUTHORIZED ATTEMPTS TO REPAIR, OR FAILURE OF ELECTRICAL POWER OR ENVIRONMENTAL CONTROL.

               IN NO EVENT WILL BCG, SYSTEMS DIVISION OR ITS DISTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM YOUR USE, OR INABILITY TO USE THE PRODUCT, BASED UPON ANY DEFECT IN THE PRODUCT OR ITS DOCUMENTATION, EVEN IF BCG, SYSTEMS DIVISION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, BCG, SYSTEMS DIVISION SHALL HAVE NO LIABILITY FOR THE LOSS OF ANY INFORMATION CONTAINED WITHIN THE SYSTEM AT ANY TIME.

               THE MAXIMUM LIABILITY OF BCG, SYSTEMS DIVISION FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO BCG, SYSTEMS DIVISION'S NEGLIGENCE, SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF THE DEFECTIVE PRODUCT.


--------------------------------------------------------------------------------
4 . Limitation of Liability      January, 1997             BCG, Systems Division

Standard Warranty and Licensing Agreement CC 5000-201                    Summary
--------------------------------------------------------------------------------






Summary


--------------------------------------------------------------------------------
Warranty Summary

               The warranty and remedies set forth above are exclusive and in lieu of all others, oral or written, expressed or implied. No BCG, Systems Division dealer, distributor, agent, or employee is authorized to make any modification, extension, or addition to this warranty.

--------------------------------------------------------------------------------
BCG, Systems Division Contact Information

               BCG, Systems Division
               621 E. 4th St.
               Tulsa, OK 74120-3017

               (918) 582-8781 (Phone)

               (918) 582-8782 (Facsimile)


--------------------------------------------------------------------------------
BCG, Systems Division        January, 1997                  Warranty Summary . 5

                                   EXHIBIT G

                               SOURCE CODE ESCROW

             [May be able to use existing BCG escrow, if available]

                                ESCROW AGREEMENT
                                ----------------


1. This is an escrow agreement by Boston Communications Group, a corporation
   (BCG) and Bank- of Oklahoma, N.A., a national banking association with principal offices in Tulsa County, Oklahoma, for the benefit of MOTOROLA, Inc. ("MOTOROLA").

2. RECITALS: Whereas,

     2.1 BCG has entered into a certain agreement with MOTOROLA described as Distribution Agreement, dated May 15, 1997.

     2.2 Such agreement provides that BCG will protect MOTOROLA by placing, a copy of certain software covered by that agreement in escrow so that MOTOROLA would have access thereto during the term and any extensions of such agreement in the event that BCG ceases doing, business and MOTOROLA had an appropriate need pursuant to the contract for access to Such software for the continued use of the system;

     2.3  AND, WHEREAS, BCG has designated and appointed Bank of Oklahoma, N.A.
          (BOK) as Escrowee for these uses and purposes, that BOK has accepted such appointment and the parties have agreed upon the consideration for and terms of such escrow, all as the same are next described.

3. CONSIDERATION.  The consideration for this agreement includes the sum of One
   -------------
   Dollar ($1.00) cash in hand paid by these parties each to the other, and the additional consideration of the mutual covenant and promises hereafter exchanged.

4. Appointment of Escrowee-duties and limitations.
   ----------------------------------------------

     4.1  (Designation of Escrowee).  BCG hereby nominates and appoints BOK as
          -------------------------
          Escrowee for the uses and purposes hereinafter described.

     4.2  (Acceptance of escrow).  BOK hereby accepts the escrow subject to the
          ----------------------
          conditions and limitations hereafter described.

     4.3  (Term).  The term of this escrow shall be for five (5) years from the
          ------
          effective date hereafter set forth.

5.  Conditions.  The conditions of this escrow are as follows:
    ----------

     5.1. BCG is depositing a software program (the "Software") with BOK ("Escrowee") for the use and benefit of MOTOROLA;

     5.2. BCG represents this is a duplicate of the Software in that system covered by that certain Distribution Agreement between BCG and MOTOROLA hereinabove described;

     5.3. in this connection, Escrowee shall have no responsibility to test, investigate or authenticate such Software, its identity or condition, and is entitled to rely upon the foregoing representation of BCG;

     5.4. except upon an act of default ("Default"), Escrowee shall continue to hold the Software until the termination of this escrow agreement and shall then return the same to BCG, its successors or assigns.

     5.5. In the event of any non-litigation dispute between BCG and MOTOROLA, this Escrowee shall have no responsibility to become a part), to such dispute, to evaluate or determine the rights or liabilities of either BCG or MOTOROLA to any extend whatsoever. In any such instance, Escrowee shall simply retain the Software here placed in escrow and shall not be responsible for any alleged damage suffered or claimed either by BCG or MOTOROLA as a result of their dispute or as a result of Escrowee continuing to hold and safekeep such Software. In any such instance, the role of Escrowee is really to continue to hold the Software until (i) both parties have furnished a joint letter of instruction, of (ii) Escrowee shall have been furnished with a final, unappealed order of a court of competent jurisdiction adjudicating the dispute of BCG and MOTOROLA and making disposition of the said Software now placed in escrow with BOK.

     5.6. In the event of litigation between DCG and MOTOROLA, Escrowee shall not be obligated to enter into such litigation or to incur any expenses whatsoever with respect thereto. In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the parties jointly and severally agree to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof.

     5.7. If Escrowee shall still retain the Software in its hands upon the termination of this escrow agreement five (5) years after the effective date hereof, then Escrowee shall return such Software to BCG and be without further liability whatsoever in the premises. The agreed purpose of this escrow is to extend protection to MOTOROLA for, and only for, the stated term of five (5) years and not thereafter. If, therefore, MOTOROLA shall not have obtained the Software under the provisions hereof by the termination of this agreement, MOTOROLA shall have no further rights nor protection hereunder whatsoever, either express or implied.

6. Interpleader. Notwithstanding anything to the contrary hereinabove, Escrowee
   ------------
   at any time may avail itself of the interpleader statutes of Oklahoma when
   (i) BCG and MOTOROLA, their successor or assigns, have litigation pending with respect to their agreement above described, or (ii) any litigation is threatened or impending between said parties with respect to their said agreement. In either of such instances, Escrowee shall be entitled to then deposit the Software with the Clerk of the Court, be awarded reasonable costs and fees and be discharged from any liability hereunder whatsoever.


7. (Default and delivery of Software).
   ----------------------------------

     7.1  (Acts of default-defined). For purposes of this escrow agreement, BCG
          -------------------------
          shall be deemed to be in default if during the term of this contract it shall cease doing business. The cessation of business shall consist of the following:

            7.1.1  liquidation of the corporation: or,

            7.1.2 the adjudication as a bankrupt in either voluntary or involuntary bankruptcy proceedings:

            7.1.3  and not otherwise.

     By way of clarification, the shifting of operations to any subsidiary or affiliated company or sale of any divisions shall not constitute a cessation of business,

     7.2  (Proof of default).  If BCG shall have ceased doing business as
          ------------------
          aforesaid, then MOTOROLA shall be entitled to have and receive the Software placed in escrow herewith. Upon the delivery of the Software, Escrowee shall be without further responsibility whatsoever. Any of the following shall be deemed to be proof of the cessation of business of BCG sufficient to authorize Escrowee to deliver the Software:

            7.2.1  a letter from BCG stating the cessation of business; or,

            7.2.2 an affidavit from an officer or director of BCG to that same effect; or,

            7.2.3 a properly certified and authenticated order from a bankruptcy court showing the final adjudication of BCG as a bankrupt in either voluntary or involuntary proceedings; or,

            7.2.4 a properly certified and authenticated copy of Articles of Dissolution of BCG from the Secretary of State of Delaware.

     7.3  (Notice and demand from BCG).  For the protection of Escrowee and
          ----------------------------
          of BCG, MOTOROLA, must request and demand for the Software, as follows:

            7.3.1 by furnishing proof of the cessation of business executed by an officer of director of BCG as above described; and,

            7.3.2 by furnishing MOTOROLA's affidavit to Escrowee representing that MOTOROLA is still using the BCG system and is still current in its obligation thereunder; and,

            7.3.3 by stating therein that MOTOROLA has mailed to BCG (a) a copy of the letter of request and demand for Software and, (b) copies of the proof of cessation of business, and (e) a copy of its affidavit as last described.

8. (Time of delivery of Software).  If BCG does not deliver notice to Escrowee
   ------------------------------
   to continue holding the Software within twenty (20) days that Escrowee shall have received the foregoing, then Escrowee shall deliver the Software to MOTOROLA and be without further responsibility in this matter. If, however, DCG shall contest the right of MOTOROLA to have the Software, they shall deliver notice to Escrowee within such twenty (20) day interval to continue holding such Software, then Escrowee shall hold such Software for safekeeping until the earlier of the following events:

     (a)  the expiration of the five (5) year term; or,

     (b) receiving written instructions jointly executed by both MOTOROLA and BCG; or,

     (c) an adjudication as to the rights and obligations of BCG and MOTOROLA to the Software from a court of competent jurisdiction.

9. (Limitation on responsibility of BOK: standard escrow agreement
   ---------------------------------------------------------------
   incorporated). In no event shall BOK be required to interpret the respective
   -------------
   rights and obligations of the parties, the validity or meaning of their agreement aforedescribed nor the entitlement of either one to the Software. The sole responsibility of Escrowee shall be to exercise reasonable care in holding this Software for the term of this agreement unless there is an earlier default (as above described) or earlier joint written instructions or an earlier order from a court of competent jurisdiction as to the disposition of such Software. The standard form escrow agreement of BOK is attached hereto as "Exhibit A" and it shall control with respect to any conflict as to the duties, responsibilities and limitations of responsibilities of BOK. Notwithstanding anything else hereunto the contrary, BOK, as Escrowee, shall have no obligations whatsoever to or on behalf of MOTOROLA following, the termination of this agreement, the sole responsibility of BOK as being to return the Software to BCG as aforesaid.

     The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

     The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     In the event of any disagreement between the Parties to this agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so along as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (1) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (2) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested person, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent tinder this paragraph are cumulative of all other rights which it may have by law or otherwise.

10. (Counterparts). This agreement may be executed in counterparts by these
    --------------
    parties and when all parties have executed counterparts ( and not necessarily executed the same original or duplicate original), then such counterparts shall form a single agreement and be binding upon all of the signatories as if they had in fact executed the same original or duplicate original.

11. (Effective date).  Notwithstanding the date or dates of subscription hereof,
    ----------------
    the effective date of this escrow agreement shall be as of May 15, 1997.
    All communications by, between and among these parties shall be as follows:

Boston Communications Group
Systems Division
Attn: Peter T. Zuyus, President/General Manager
621 East 4th Street
Tulsa, OK 74120

Boston Communications Group
Attn:  General Counsel
100 Sylvan Road
Woburn, MA  01801


MOTOROLA, Inc.
Attn: Stephen Spears
600 North U.S. Highway 45
Libertyville, IL 60048


Bank of Oklahoma, N.A.
Attn: Corporate Trust
P.O. Box 880
Tulsa, OK k74101-0880

12. The Escrow Agent shall receive a fee for its services payable by VST/BCG in the amount of Two Hundred Fifty Dollars ($250.00) annually.



                              BOSTON COMMUNICATIONS GROUP


                              By:
                                  -------------------------------------
                              Vice President


                              BANK OF OKLAHOMA, N.A.

                              By:
                                  -------------------------------------
                              Vice President


                              MOTOROLA . Inc.

                              By:
                                  -------------------------------------
                              Authorized Agent